Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2020 SECOND QUARTER

San Antonio, TX, August 7, 2020 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (“the Company”) today reported financial results for the quarter ended June 30, 2020.

“As we continue to navigate the unprecedented impact of the COVID-19 pandemic on our business, we remain focused on executing our strategy to enhance liquidity, preserve our financial flexibility and support the continuity of our platform and operations while supporting our people and customers,” said William Eccleshare, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “In response to the significant decline in out-of-home advertising, we have taken swift and decisive action to achieve our overall goal of operating cost savings and capital expenditure savings in excess of $125 million in the second quarter. In addition, we have further strengthened the Company’s liquidity position with the receipt of the proceeds from the sale of our stake in Clear Media Limited and our successful notes offering, which closed in August.

“In the third quarter, we are beginning to see a rebound in mobility and traffic levels in many markets both in Europe and the U.S., and, as this happens, we are experiencing positive customer activity. While there is still some uncertainty as to the timing of a sustained economic recovery, we remain optimistic that, as and when the markets in which we operate rebound, we will return to historic operational levels and pivot back to our long-term priorities of debt reduction, free cash flow generation and expanded growth investments. In the interim, we are confident that our strengthened liquidity position will continue to support our business as our entire team focuses on capturing opportunities to drive revenue and increase operational efficiencies.

“Importantly, the underlying fundamentals of the out-of-home industry remain attractive and are expected to grow faster than traditional advertising over the long-term. With our distinct media offer, our strong customer relationships and our continued investment in technology, we believe we have set Clear Channel Outdoor on a stable path back to growth. I’d like to reiterate my appreciation for our people and their continued resilience and support through this challenging period. With their partnership we continue to move forward in our vision to deliver a leading platform in the industry.”

Financial Highlights:

COVID-19’s extensive impact on the global advertising market severely reduced our performance in both Americas and Europe.

Financial highlights for the second quarter of 2020, as compared to the same period of 2019:

Americas:

•	Revenue down 39.0% year-over-year to $199.7 million.

•	Segment Adjusted EBITDA[1] down 65.6% year-over-year to $47.0 million.

Europe:

•	Revenue down 63.0% year-over-year to $107.3 million.

•	Segment Adjusted EBITDA[1] down $115.4 million year-over-year to $(68.8) million.

•	Revenue, excluding movements in foreign exchange rates (“FX”), down 62.3% year-over-year to $109.5 million.

•	Segment Adjusted EBITDA[1], excluding movements in FX, down $117.5 million year-over-year to $(71.0) million.

[1]	See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for an explanation of this financial measure.

COVID-19 Impacts and Mitigating Liquidity Measures:

COVID-19 Impacts:

COVID-19 initially caused unprecedented worldwide lock-downs, significant travel and transportation restrictions in airports and transit systems, a significant reduction in time spent out-of-home by consumers, reductions in consumer spending and volatile economic conditions and business disruptions across the globe. Starting in March we observed:

•

Lock-downs limiting the behavior and movement of consumers and target audiences, which caused a significant decrease in out-of-home audience metrics indicating a reduction in consumer advertising display engagement;

•	A sharp decline in customer bookings, including both national and local buying as customers deferred advertising buying decisions and reduced marketing spend;

•	An unprecedented level of requests to defer, revise or cancel sales contracts as customers sought to conserve cash; and

•	Customers forced to close their businesses temporarily or permanently.

As lock-downs and restrictions began to be lifted, these negative impacts began to lessen during the last weeks of the second quarter; however, the duration and severity of COVID-19’s impacts continue to evolve and remain unknown.

Mitigating Liquidity Measures:

Throughout the second quarter, we took measures to increase our liquidity and preserve and strengthen our financial flexibility, including the following:

•	Renegotiated contracts with landlords and municipalities to better align fixed site lease expenses with reductions in revenue;

•	Cut compensation costs through reductions in salaries, bonuses and employee hours, as well as hiring freezes and furloughs;

•	Obtained European governmental support and wage subsidies;

•	Eliminated and reduced discretionary expenses;

•	Deferred capital expenditures; and

•	Deferred site lease and other payments to optimize working capital levels.

These aggressive operating cost and capital expenditure savings initiatives, along with variable cost reductions, enabled us to achieve our second quarter goal of operating cost and capital expenditure savings in excess of $125 million.

Other recent liquidity measures include:

•	Sold our Clear Media business receiving $253 million in cash proceeds, helping to contribute to an increase in cash and cash equivalents, which was $662 million as of June 30, 2020;

•	Amended our senior secured credit agreement:

•	Suspended the springing financial covenant through June 30, 2021;

•	Introduced a minimum liquidity covenant requirement of $150 million through September 30, 2021; and

•	Delayed the financial covenant step-down delay until March 31, 2022.

•

Issued $375 million in senior secured notes in August through our indirect wholly-owned subsidiary, Clear Channel International B.V. (“CCIBV”). After giving effect to $313 million of net proceeds from issuance of the CCIBV senior secured notes, after repayment of the CCIBV Promissory Note, cash and cash equivalents would have been $975 million as of June 30, 2020.

Current Activity and Guidance:

Currently, we are seeing an increase in mobility, traffic and other out-of-home metrics, including from our own RADAR data movement platform. Travel patterns, consumer behavior and economic activity are improving to varying degrees across our global platform. However, it remains unclear when a sustainable economic recovery will take hold, when our customers’ businesses will operate under normal conditions, and when the positive metric momentum we see will translate into a return to typical out-of-home advertising buying levels.

So far in the third quarter, we have seen sequential growth in customer bookings; however, current bookings remain significantly below historic norms in both our Americas and Europe segments. As lock-downs have lifted in Europe, we have seen a strong rebound in bookings from the historic lows of the second quarter. Our Americas segment is positively rebounding as well but to a lesser extent. If there is a resurgence in COVID-19 cases that causes restrictions to be reinstated, these rebounds could slow down or be reversed. Our Latin America business bookings continue to be severely constrained.

We expect to implement further cost savings initiatives, including permanent cost reductions, throughout the remainder of the year to continue aligning our operating expense base with revenues and provide additional financial flexibility as circumstances warrant.

See “Cautionary Statement Concerning Forward-Looking Statements.”

Results:

Revenue:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2020	2019		2020	2019
Revenue:
Americas	$199,700	$327,142	(39.0)%	$495,487	$599,864	(17.4)%
Europe	107,346	290,437	(63.0)%	319,036	534,332	(40.3)%
Other	7,860	80,436	(90.2)%	51,192	150,935	(66.1)%

Consolidated Revenue	$314,906	$698,015	(54.9)%	$865,715	$1,285,131	(32.6)%

Revenue excluding movements in FX1:
Americas	$199,700	$327,142	(39.0)%	$495,486	$599,864	(17.4)%
Europe	109,516	290,437	(62.3)%	327,520	534,332	(38.7)%
Other	8,929	80,436	(88.9)%	54,762	150,935	(63.7)%

Consolidated Revenue excluding movements in FX	$318,145	$698,015	(54.4)%	$877,768	$1,285,131	(31.7)%

[1]	See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

Americas: Revenue down 39.0%:

•	Digital revenue down 53.7% to $49.0 million; digital revenue from billboards & street furniture down 55.6% to $35.9 million

•	Revenue from print billboards, airport displays, other transit displays and wallscapes down

•	National sales down 44.6%; local sales down 35.0%

Europe: Revenue down 63.0%; excluding movements in FX, down 62.3%:

•	Digital revenue down 64.7% to $27.8 million; digital revenue, excluding movements in FX, down 63.6% to $28.7 million

Other: Revenue down 90.2%; excluding movements in FX, down 88.9%:

•	We sold our Clear Media business on April 28, 2020

•

Revenue from our Latin America business was $3.4 million and $23.0 million for the three months ended June 30, 2020 and 2019, respectively, and $21.9 million and $41.6 million for the six months ended June 30, 2020 and 2019, respectively.

Direct Operating and SG&A Expenses:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2020	2019		2020	2019
Direct operating & SG&A expenses[1]:
Americas	$153,729	$191,456	(19.7)%	$342,281	$373,611	(8.4)%
Europe	177,322	245,598	(27.8)%	404,049	474,709	(14.9)%
Other	23,190	60,696	(61.8)%	81,884	120,223	(31.9)%

Consolidated Direct operating & SG&A expenses[2]	$354,241	$497,750	(28.8)%	$828,214	$968,543	(14.5)%

Direct operating & SG&A expenses excluding movements in FX3:
Americas	$153,729	$191,456	(19.7)%	$342,281	$373,611	(8.4)%
Europe	181,649	245,598	(26.0)%	414,941	474,709	(12.6)%
Other	25,937	60,696	(57.3)%	87,756	120,223	(27.0)%

Consolidated Direct operating & SG&A expenses excluding movements in FX	$361,315	$497,750	(27.4)%	$844,978	$968,543	(12.8)%

[1]

Direct operating and SG&A expenses as included throughout this earnings release refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).

[2]

Restructuring and other costs included within Direct operating and SG&A expenses were $2.3 million and $3.2 million during the three months ended June 30, 2020 and 2019, respectively, and $4.1 million and $5.7 million during the six months ended June 30, 2020 and 2019, respectively.

[3]	See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

Americas: Direct operating and SG&A expenses down 19.7%:

•	Lower site lease expenses related to lower revenue and renegotiated fixed lease expense

•	Lower compensation costs from operating cost savings initiatives and a decrease in revenue

•	Partially offset by higher bad debt expense

Europe: Direct operating and SG&A expenses down 27.8%; excluding movements in FX, down 26.0%:

•	Lower site lease expense related to lower revenue and renegotiated fixed lease expense; lower production, subcontractor, cleaning and maintenance costs related to lower revenue

•	Lower employee compensation expense from operating cost savings initiatives, governmental support and wage subsidies and a decrease in revenue

Other: Direct operating and SG&A expenses down 61.8%; excluding movements in FX, down 57.3%:

•

Direct operating and SG&A expenses from our Latin America business were $9.2 million and $17.5 million for the three months ended June 30, 2020 and 2019, respectively, and $25.8 million and $33.3 million for the six months ended June 30, 2020 and 2019, respectively.

Corporate Expenses:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2020	2019		2020	2019
Corporate expenses[1]	$32,665	$38,907	(16.0)%	$69,003	$67,521	2.2%
Corporate expenses excluding movements in FX2	$32,932	$38,907	(15.4)%	$69,584	$67,521	3.1%

[1]

Restructuring and other costs included within corporate expenses were $3.1 million and $7.0 million during the three months ended June 30, 2020 and 2019, respectively, and $8.3 million and $10.4 million during the six months ended June 30, 2020 and 2019, respectively.

[2]	See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for an explanation of this financial measure.

Corporate expenses down 16.0%; excluding movements in FX, down 15.4%:

•	Lower employee compensation expense from operating cost savings initiatives and a decrease in operating performance

•	Lower share-based compensation

•	Partially offset by incremental stand-alone costs associated with the build-out of new corporate functions after the Separation

Net Loss:

Consolidated net loss was $142.6 million and $11.4 million during the three months ended June 30, 2020 and 2019, respectively, and $431.8 million and $181.0 million during the six months ended June 30, 2020 and 2019, respectively.

•	$75.2 million gain on sale related to Clear Media was recognized in the second quarter of 2020.

•	$123.1 million impairment charge on indefinite-lived permits was recognized in the first quarter of 2020 due to expected negative impacts from COVID-19.

Adjusted EBITDA1:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2020	2019		2020	2019
Segment Adjusted EBITDA[1]:
Americas	$47,019	$136,747	(65.6)%	$154,977	$227,876	(32.0)%
Europe	(68,819)	46,536	(247.9)%	(82,930)	63,017	(231.6)%
Other[2]	(15,255)	20,141	(175.7)%	(30,442)	31,361	(197.1)%

Total Segment Adjusted EBITDA	(37,055)	203,424	(118.2)%	41,605	322,254	(87.1)%
Adjusted Corporate expenses[1]	(26,420)	(23,378)	13.0%	(53,789)	(46,736)	15.1%

Adjusted EBITDA[1]	$(63,475)	$180,046	(135.3)%	$(12,184)	$275,518	(104.4)%

Segment Adjusted EBITDA excluding movements in FX1:
Americas	$47,019	$136,747	(65.6)%	$154,976	$227,876	(32.0)%
Europe	(70,950)	46,536	(252.5)%	(85,279)	63,017	(235.3)%
Other	(16,909)	20,141	(184.0)%	(32,713)	31,361	(204.3)%

Total Segment Adjusted EBITDA	(40,840)	203,424	(120.1)%	36,984	322,254	(88.5)%
Adjusted Corporate expenses excluding movements in FX1	(26,595)	(23,378)	13.8%	(54,153)	(46,736)	15.9%

Adjusted EBITDA excluding movements in FX1	$(67,435)	$180,046	(137.5)%	$(17,169)	$275,518	(106.2)%

[1]	See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

[2]

Our Latin America business represented ($5.7) million and $5.5 million of Other Segment Adjusted EBITDA for the three months ended June 30, 2020 and 2019, respectively, and ($3.8) million and $8.3 million of Other Segment Adjusted EBITDA for the six months ended June 30, 2020 and 2019, respectively.

Capital Expenditures:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2020	2019		2020	2019
Capital expenditures:
Americas	$8,405	$15,930	(47.2)%	$31,896	$27,338	16.7%
Europe	9,327	22,491	(58.5)%	19,422	34,425	(43.6)%
Other	2,043	6,174	(66.9)%	8,385	9,059	(7.4)%
Corporate	3,620	6,513	(44.4)%	7,260	8,459	(14.2)%

Consolidated capital expenditures	$23,395	$51,108	(54.2)%	$66,963	$79,281	(15.5)%

Operating Highlights:

Americas:

•

Americas markets deployed 19 new digital billboards in the second quarter, for a total of more than 1,400 digital billboards at June 30, 2020. Our Americas segment had more than 1,900 digital billboards and street furniture displays at June 30, 2020.

•

Our Americas segment recently announced a partnership with Place Exchange, which provides digital media buyers with programmatic access to Clear Channel Outdoor’s digital out-of-home (“OOH”) displays through omnichannel Demand-Side Platforms. This supports our technology strategy as marketers lean further into data-led media solutions, including programmatic OOH, to understand and plan against new consumer travel patterns that emerged during COVID-19 and continue to evolve as consumers prepare for summer road travels.

•

Our Americas segment has expanded RADARProof®, part of CCO RADAR, our suite of audience planning, amplification and measurement solutions, through two new partnerships. We believe analytics will play a critical role in helping brands in their COVID-19 recovery.

•

IHS Markit provides auto dealers with verifiable results on how OOH ad campaigns deliver sales. This new attribution capability is available in all U.S. markets. In a recent study involving a major automotive brand in four markets, using RADARProof the brand was able to demonstrate a 15% increase in Dealer brand sales driven by the OOH campaign.

•

Arrivalist provides hospitality and travel brands with measurable consumer insights and in-depth performance analyses for their OOH advertising campaigns. Hospitality brands are poised to leverage RADARProof’s capability to measure visits to cities, hotels and attractions tied to OOH ad exposure. A recent campaign drove a 66% increase in theme park visits.

Europe:

•	European markets added 108 new digital displays in the second quarter, for a total of more than 15,000 digital displays at June 30, 2020.

•

Clear Channel Belgium renewed its street furniture contract with the city of Namur. This contract covers 270 bus shelters, with 400 advertising faces, at strategic locations in the city. The contract was announced in April and is for a period of 15 years.

•

Clear Channel France renewed its street furniture concessions in several cities, including in Pornic for 12 years, Gujan-Mestras for 10 years, Ornex for 10 years and Scionzier for 12 years. In addition, Clear Channel France renewed its bus contract with the city of Montpellier for four years.

Other:

•	Our Latin American markets had more than 600 digital displays at June 30, 2020.

Clear Channel International B.V. (“CCIBV”)

Our Europe segment consists of the businesses operated by CCIBV and its consolidated subsidiaries. Accordingly, the revenue for our Europe segment is the same as the revenue for CCIBV. Europe Segment Adjusted EBITDA, the segment profitability metric reported in our financial statements, does not include an allocation of CCIBV’s corporate expenses that are deducted from CCIBV’s operating income and Adjusted EBITDA.

As discussed above, Europe and CCIBV revenue decreased $183.1 million during the second quarter of 2020 compared to the same period of 2019, to $107.3 million. After adjusting for a $2.2 million impact from movements in foreign exchange rates, Europe and CCIBV revenue decreased $180.9 million.

CCIBV operating loss was $99.5 million in the second quarter of 2020 compared to operating income of $16.7 million in the same period in 2019.

For a discussion of revenue and direct operating and SG&A expenses driving CCIBV’s Adjusted EBITDA, see the discussion of our Europe Segment Adjusted EBITDA in this earning release.

Liquidity and Financial Position:

Cash and Cash Equivalents:

As of June 30, 2020, we had $662.1 million of cash on our balance sheet, including $316.7 million of cash held outside the U.S.

(In thousands)	Six Months Ended June 30,
2020
Net cash used for operating activities	$(24,422)
Net cash provided by investing activities[1]	149,576
Net cash provided by financing activities	138,392
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7,271)

Net increase in cash, cash equivalents and restricted cash	$256,275

Cash paid for interest on debt	$155,185
Cash paid for income taxes, net of refunds	$9,982

1.

In the second quarter of 2020, we received cash proceeds of $253.1 million from the sale of our Clear Media business. We expect to pay $20.9 million of taxes to the Chinese taxing authorities related to the sale.

Debt:

On March 24, 2020, we borrowed $150.0 million under our Revolving Credit Facility, which matures in August 2024.

On May 15, 2020, CCIBV issued a promissory note in principal amount of $53.0 million (the “CCIBV Note”), scheduled to mature in May 2022. The CCIBV Note was transferred to the holder of the Company’s Preferred Stock in exchange for the Preferred Stock, which remains outstanding and is held by an affiliate of the Company, thereby eliminating in consolidation. The CCIBV Note bore interest at a rate of 14.00% per annum if paid in cash or 16.00% if paid-in-kind, and interest for the second quarter was paid-in-kind.

On August 4, 2020, CCIBV issued $375.0 million aggregate principal amount of Clear Channel International Senior Secured Notes due 2025 (“CCIBV Senior Secured Notes”), which bear interest at a rate of 6.625% and are due in August 2025. A portion of the proceeds was used to repay the CCIBV Note in full at par.

Principal payments on the Term Loan Facility are due quarterly, and during the six months ended June 30, 2020, we made principal payments totaling $10.0 million. Our next material debt maturity is in 2024 when the $1.9 billion 9.25% Senior Notes due 2024 issued by Clear Channel Worldwide Holdings, Inc. are due.

We anticipate having approximately $166.4 million of cash interest payment obligations throughout the remainder of 2020 and $360.3 million of cash interest payment obligations in 2021.

Refer to Table 3 in this press release for additional detail regarding the outstanding debt balance.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries:

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$314,906	$698,015	$865,715	$1,285,131
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	254,553	363,029	604,822	710,856
Selling, general and administrative expenses (excludes depreciation and amortization)	99,688	134,721	223,392	257,687
Corporate expenses (excludes depreciation and amortization)	32,665	38,907	69,003	67,521
Depreciation and amortization	66,192	80,174	141,945	155,250
Impairment charges	—	—	123,137	—
Other operating income (expense), net[1]	69,600	1,270	63,579	(2,252)

Operating income (loss)	(68,592)	82,454	(233,005)	91,565
Interest expense, net	88,742	107,971	178,884	222,834
Loss on Due from iHeartCommunications	—	(5,778)	—	(5,778)
Loss on extinguishment of debt	—	—	—	(5,474)
Other expense, net	(4,490)	(9,203)	(23,379)	(9,768)

Loss before income taxes	(161,824)	(40,498)	(435,268)	(152,289)
Income tax benefit (expense)	19,221	29,093	3,442	(28,670)

Consolidated net loss	(142,603)	(11,405)	(431,826)	(180,959)
Less amount attributable to noncontrolling interest	(5,405)	(466)	(17,137)	(5,853)

Net loss attributable to the Company	$(137,198)	$(10,939)	$(414,689)	$(175,106)

1.	Other operating income (expense), net, for the three and six months ended June 30, 2020 includes a gain recognized on the sale of Clear Media of $75.2 million.

Weighted Average Shares Outstanding

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Weighted average common shares outstanding – Basic and Diluted	464,474	362,409	463,970	362,225

TABLE 2 - Selected Balance Sheet Information:

(In thousands)	June 30, 2020	December 31, 2019
Cash and cash equivalents	$662,088	$398,858
Total current assets	1,118,689	1,201,891
Net property, plant and equipment	921,187	1,211,154
Total assets	5,563,839	6,393,288
Current liabilities (excluding current portion of long-term debt)	996,634	1,160,230
Long-term debt (including current portion of long-term debt)	5,277,803	5,084,018
Mandatorily-redeemable preferred stock	—	44,912
Stockholders’ deficit	(2,607,855)	(2,054,706)

TABLE 3 - Total Debt:

(In thousands)	June 30, 2020	December 31, 2019
Debt:
Term Loan Facility	$1,985,000	$1,995,000
Revolving Credit Facility[1]	150,000	—
Receivables-Based Credit Facility[1]	—	—
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes Due 2027	1,250,000	1,250,000
Clear Channel Worldwide Holdings 9.25% Senior Notes Due 2024	1,901,525	1,901,525
Clear Channel International, B.V. Promissory Note Due 2022[2]	54,265	—
Other debt	5,398	4,161
Original issue discount	(13,612)	(9,561)
Long-term debt fees	(54,773)	(57,107)

Total debt[3]	5,277,803	5,084,018
Less: Cash and cash equivalents	(662,088)	(398,858)

Net debt	$4,615,715	$4,685,160

[1]

As of June 30, 2020, the Company had $20.2 million of letters of credit outstanding and $4.8 million of excess availability under the Revolving Credit Facility and $63.3 million of letters of credit outstanding and $15.7 million of excess availability under the Receivables-Based Credit Facility. Access to availability under the Company’s credit facilities is limited by the covenants relating to incurrence of secured indebtedness in the CCWH Senior Notes Indenture.

[2]	The CCIBV Note was repaid on August 4, 2020 with the issuance of the CCIBV Senior Secured Notes.
[3]	The current portion of long-term debt was $20.7 million and $20.3 million as of June 30, 2020 and December 31, 2019, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA:

A significant portion of the Company’s advertising operations is conducted in foreign markets, principally Europe, and management reviews the results from its foreign operations on a constant dollar basis. The Company presents the non-GAAP financial measures of revenue excluding movements in FX, direct operating and SG&A expenses excluding movements in FX, corporate expenses excluding movements in FX, and Adjusted EBITDA (as defined below) excluding movements in FX because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. These non-GAAP financial measures, which exclude the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the comparable prior period.

The Company presents Adjusted EBITDA because the Company believes Adjusted EBITDA helps investors better understand the Company’s operating performance as compared to other outdoor advertisers and is widely used in practice. The Company defines Adjusted EBITDA as consolidated net loss, plus: income tax expense (benefit); all non-operating expenses (income), including other expense (income), net, loss on extinguishment of debt, loss on Due from iHeartCommunications, and interest expense, net; other operating expense (income), net; impairment charges; depreciation and amortization; non-cash compensation expenses included within corporate expenses; and restructuring and other costs included within operating expenses. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs, and other special costs. The Company uses Adjusted EBITDA as one of the primary measures for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. The Company believes Adjusted EBITDA is useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management and helps improve investors’ ability to understand the Company’s operating performance, making it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes Adjusted EBITDA is among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of Adjusted Corporate expenses, which the Company defines as corporate expenses excluding restructuring and other costs and non-cash compensation expense.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of Adjusted EBITDA, the Company’s ability to fund its cash needs. In addition, Adjusted EBITDA may not be comparable to similarly titled measures employed by other companies. Users of this non-GAAP financial information should consider the types of events and transactions that are excluded.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) consolidated net loss to Adjusted EBITDA and (ii) corporate expenses to Adjusted Corporate expenses.

Reconciliation of Consolidated Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Consolidated net loss	$(142,603)	$(11,405)	$(431,826)	$(180,959)
Adjustments:
Income tax (benefit) expense	(19,221)	(29,093)	(3,442)	28,670
Other expense, net	4,490	9,203	23,379	9,768
Loss on extinguishment of debt	—	—	—	5,474
Loss on Due from iHeartCommunications	—	5,778	—	5,778
Interest expense, net	88,742	107,971	178,884	222,834
Other operating (income) expense, net	(69,600)	(1,270)	(63,579)	2,252
Impairment charges	—	—	123,137	—
Depreciation & amortization	66,192	80,174	141,945	155,250
Share-based compensation	3,106	8,561	6,883	10,395
Restructuring and other costs	5,419	10,127	12,435	16,056

Adjusted EBITDA	$(63,475)	$180,046	$(12,184)	$275,518

Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Corporate expenses	$(32,665)	$(38,907)	$(69,003)	$(67,521)
Restructuring and other costs	3,139	6,968	8,331	10,390
Share-based compensation	3,106	8,561	6,883	10,395

Adjusted Corporate expenses	$(26,420)	$(23,378)	$(53,789)	$(46,736)

Segment Adjusted EBITDA

The Company changed its presentation of segment information during the first quarter of 2020 to reflect changes in the way the business is managed. Effective January 1, 2020, the Company has two reportable segments – Americas and Europe. The Company’s remaining operating segments, China (before its sale on April 28, 2020) and Latin America, do not meet the quantitative thresholds to qualify as reportable segments and are disclosed as “Other.”

Additionally, beginning in 2020, Segment Adjusted EBITDA is the profitability metric reported to the Company’s chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs, and other special costs.

The Company has restated the segment information for prior periods to conform to the 2020 presentation.

Conference Call

The Company will host a conference call to discuss results on August 7, 2020 at 8:30 a.m. Eastern Time. The conference call number is 877-665-6356 (U.S. callers) and 270-215-9897 (International callers), and the access code for both is 2242499. A live audio webcast of the conference call will also be available on the events section of the Clear Channel Outdoor Holdings, Inc. website (investor.clearchannel.com). After the live conference call, a replay of the webcast will be available for a period of 30 days on the recent events section of the Clear Channel Outdoor Holdings, Inc. website.

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with a diverse portfolio of approximately 510,000 print and digital displays in 31 countries across North America, Europe, Latin America and Asia, reaching millions of people monthly. A growing digital platform includes more than 15,000 digital displays in international markets and more than 1,900 digital displays (excluding airports), including more than 1,400 digital billboards, in the U.S.

Comprised of two business divisions – Clear Channel Outdoor Americas (CCOA), the U.S. and Caribbean business division, and Clear Channel International (CCI), covering markets in Asia, Europe and Latin America – CCO employs approximately 4,900 people globally. More information is available at investor.clearchannel.com, clearchanneloutdoor.com and clearchannelinternational.com.

For further information, please contact:

Investors:

Eileen McLaughlin

Vice President - Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance and outlook, our business plans, our strategies, our expectations about certain markets, our cost savings initiatives and our liquidity are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the magnitude of the impact of the COVID-19 pandemic on our operations and on general economic conditions; weak or uncertain global economic conditions and their impact on the level of expenditures on advertising; our ability to service our debt obligations and to fund our operations and capital expenditures; industry conditions, including competition; our ability to obtain key municipal concessions for our street furniture and transit products; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; other general economic and political conditions in the U.S. and in other countries in which we currently do business, including those resulting from recessions, political events and acts or threats of terrorism or military conflicts; changes in labor conditions and management; the impact of future dispositions, acquisitions and other strategic transactions; legislative or regulatory requirements; regulations and consumer concerns regarding privacy and data protection; a breach of our information security measures; restrictions on outdoor advertising of certain products; fluctuations in exchange rates and currency values; risks of doing business in foreign countries; third-party claims of intellectual property infringement, misappropriation or other violation against us; the risk that the Separation could result in significant tax liability or other unfavorable tax consequences to us and impair our ability to utilize our federal income tax net operating loss carryforwards in future years; the risk that we may be more susceptible to adverse events following the Separation; the risk that we may be unable to replace the services iHeartCommunications provided us in a timely manner or on comparable terms; our dependence on our management team and other key individuals; the risk that indemnities from iHeartMedia will not be sufficient to insure us against the full amount of certain liabilities; volatility of our stock price; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the ability of our subsidiaries to dividend or distribute funds to us in order for us to repay our debts; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; the effect of analyst or credit ratings downgrades; our ability to regain compliance with the continued listing criteria of the New York Stock Exchange and continue to comply with other applicable listing standards within the available cure period; and certain other factors set forth in our other filings with the SEC. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.

This press release includes forward-looking statements about our expected cost savings as a result of measures taken in response to the COVID-19 pandemic and their impact on our liquidity. We may cease these cost savings initiatives or modify them at any time in response to changes in economic conditions or other factors, and we may incur unanticipated costs that offset our anticipated cost savings as we navigate the challenges of the current environment. Additional factors may emerge as a result of the COVID-19 pandemic that could cause these expectations to change. To add to the uncertainty, it is unclear when a sustainable economic recovery could start and what a recovery will look like after this unprecedented shutdown of the economy. In light of the rapidly-evolving impact of the COVID-19 pandemic, the magnitude and duration of its impact on our cost savings initiatives, our results of operations and our overall liquidity position will not be known until future periods.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.